EXHIBIT 32


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of 1mage Software, Inc. (the "Company") on Form 10-Q for the quarterly period ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned hereby certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


      2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/   David R. DeYoung
------------------------------------------------
David R. DeYoung
President, Principal and Chief Executive Officer
August 15, 2005


/s/  Mary Anne DeYoung
-------------------------------------------------------
Mary Anne DeYoung
Vice President, Finance and Principal Financial Officer
August 15, 2005


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